                                                                    EXHIBIT 3.47
                                STATE OF FLORIDA
                            ARTICLES OF INCORPORATION

                                       OF
                                  NEO-MED, INC.

         The undersigned, acting as incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation:

         FIRST: The name of the corporation is: NEO-MED, INC.

         SECOND: The period of its duration is perpetual.

         THIRD: The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Florida General Corporation Act.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares at One and 00/00 ($1.00) Dollar par.

         FIFTH: The street address of the initialed registered office of the corporation is c/o C T CORPORATION SYSTEM, 1200 South Pine Island Road, Plantation, Florida 33324, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

         SIXTH: The number of directors constituting the initial board of directors of the corporation is four, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

         J. Clifford Findeiss, M.D.              Jere D. Creed, M.D.
         1200 South Pine Island Road             1200 South Pine Island Road
         Suite 600                               Suite 600
         Plantation, Florida 33324               Plantation, Florida 33324

         Naresh Nagpal, M.D.                     Joseph J. Radal, M.D.
         1200 South Pine Island Road             1200 South Pine Island Road
         Suite 600                               Suite 600
         Plantation, Florida 33324               Plantation, Florida 33324

         SEVENTH: The mailing address of the Corporation is 1200 South Pine Island Road, Suite 600, Plantation, Florida 33324.

         EIGHTH: The name and address of the incorporator is:

                           Neesa K. Warlen, Esq.
                           1200 South Pine Island Road
                           Suite 600
                           Plantation, Florida 33324

         DATED   11/12/93
               -------------------            /s/ Neesa K. Warlen
                                             ----------------------------------
                                             Incorporator

STATE OF FLORIDA
COUNTY OF BROWARD

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid, to take acknowledgments, personally appeared NEESA K. WARLEN personally known to me, or who produced Fla. Driv. Lic. #K645-622-59-874-0 to me known to be the person described in and who executed the foregoing instrument and who acknowledged before me that she executed the same.

         WITNESS my hand and official seal in the County and State last aforesaid this 12th day of November, 1993.

                                        /s/ Kathleen G. Drago
                                      -----------------------------------------
                                       (Signature of Notary Public)

                                       Kathleen G. Drago
                                      -----------------------------------------
                                       (Printed Name of Notary Public)

My commission expires:

                                       -2-